UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2012

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2012, Geron Corporation entered into the sixth amendment (the “Sixth Amendment”) of the Business Park Lease (the “Lease”) with the David D. Bohannon Organization with respect to the premises located at 200 Constitution Drive, Menlo Park, California. The Lease, which was entered into on January 20, 1993, has been amended pursuant to the First Amendment dated July 26, 1993, the Second Amendment dated February 22, 1994, the Third Amendment dated March 25, 1996, the Fourth Amendment dated March 23, 2004, and the Fifth Amendment dated March 19, 2008. Pursuant to the Sixth Amendment, the term of the Lease has been extended from August 1, 2012 to July 31, 2014.

Base rent payable under the Lease during the extended term will be as follows:

	Base Rent (NNN) Per	Total Per	Total Per
Period	Square Foot Per Month	Month	Annum
August 1, 2012 – July 31, 2013	$2.00	$34,704.00	$416,448.00
August 1, 2013 – July 31, 2014	$2.06	$35,745.12	$428,941.44

The foregoing description of the Sixth Amendment is not complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit Number	Description
10.1	Sixth Amendment to Lease by and between Geron Corporation and David D. Bohannon Organization, dated June 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: June 8, 2012	By:	/s/ Stephen N. Rosenfield
	Name:	Stephen N. Rosenfield
	Title:	Executive Vice President,
General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sixth Amendment to Lease by and between Geron Corporation and David D. Bohannon Organization, dated June 4, 2012